AGREEMENT OF MERGER

                             BETWEEN

                            FOF, INC.

                               and

                   FRANKLIN OPTION FUND, INC.

     This Agreement of Merger is entered into between FOF, INC., a California corporation (herein "Surviving Corporation") and
Franklin Option Fund, Inc., a Hawaii corporation (herein "Merging
Corporation").

     The parties hereto mutually agree as follows:

     1. Merging Corporation shall be merged into Surviving
Corporation, which shall be governed by the laws of the State of California.

     2. Each outstanding share and any fractional shares of Merging Corporation shall be converted to an equivalent number of shares of Surviving Corporation.

     3. The outstanding shares of Surviving Corporation immediately prior to the effectiveness of the merger shall be redeemed and cancelled upon payment to the holders thereof of cash equal to such shares' respective proportionate interest in the net assets of the corporation at such time.

     4. Article I of the Articles of Incorporation of the Surviving Corporation is amended to read as follows:

     "The name of this corporation is FRANKLIN OPTION FUND."

     5. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

     6. The effect of the merger and the effective date of the merger are as prescribed by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 22nd day of April, 1983.

                              FOF, INC.

                              /s/ Charles B. Johnson
                                  Charles B. Johnson, President

                              /s/ Harmon E. Burns
                                  Harmon E. Burns, Secretary

                              FRANKLIN OPTION FUND

                              /s/ Charles B. Johnson
                                  Charles B. Johnson

                              /s/ Harmon E. Burns
                                  Harmon E. Burns, Secretary

                      OFFICERS' CERTIFICATE

                               OF

                           F 0 F, INC.


     Charles B. Johnson and Harmon E. Burns certify that:

     1. They are the president and secretary, respectively, of F
0 F, INC., a California corporation.

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the corporation.

     3. The total number of outstanding shares of the only class of shares of the corporation entitled to vote is 10.

     4. The principal terms of the Agreement of Merger in the form attached were approved by a vote of the outstanding shares which exceeded the vote required, which requirement was a majority of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Dated: April 22, 1983

                              /s/ Charles B. Johnson
                                  Charles B. Johnson, President

                              /s/ Harmon E. Burns
                                  Harmon E. Burns, Secretary
                      OFFICERS' CERTIFICATE

                               OF

                   FRANKLIN OPTION FUND, INC.


     Charles B. Johnson and Harmon E. Burns certify that:

     1. They are the president and secretary, respectively, of Franklin Option Fund, Inc., a Hawaii corporation.

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the corporation.

     3. The total number of outstanding shares of the only class of shares of the corporation entitled to vote is 919,164.

     4. The principal terms of the Agreement of Merger in the form attached were approved by a vote of the outstanding shares which exceeded the vote required, which requirement was seventy-five (75%) percent of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Dated: April 22, 1983

                              /s/ Charles B. Johnson
                                  Charles B. Johnson, President

                              /s/ Harmon E. Burns, Secretary
                                  Harmon E. Burns, Secretary